Transocean Ltd. Announces Cash Tender Offers

STEINHAUSEN, Switzerland—January 3, 2019—Transocean Ltd. (NYSE: RIG) announced today that Transocean Inc., its wholly-owned subsidiary (collectively with Transocean Ltd., “Transocean”), has commenced cash tender offers (the “Tender Offers”) to purchase up to an aggregate principal amount that will not result in an Aggregate Purchase Price (as defined below) that exceeds $700,000,000 (subject to increase or decrease by Transocean Inc., the “Aggregate Maximum Tender Amount”) of the following series of notes issued by Transocean Inc. (the “Notes”).  The terms and conditions of the Tender Offers are described in an Offer to Purchase and Consent Solicitation Statement, dated January 3, 2019 (the “Offer to Purchase and Consent Solicitation”), and the accompanying Letter of Transmittal and Consent.

Title of Notes	CUSIP Number(3)	Aggregate Principal Amount Outstanding	Tender Cap	Acceptance Priority Level	Tender Offer Consideration(4)	Early Tender Premium(4)	Total Consideration(4)(5)
6.500% Senior Notes due 2020	893830AY5	$285,729,000	N/A	1	$987.50	$30.00	$1,017.50
6.375% Senior Notes due 2021 (the “2021 Notes”)(1)	893830BB4	$328,352,000	N/A	2	$1,005.00	$30.00	$1,035.00
3.800% Senior Notes due 2022 (the “2022 Notes”)(1)	893830BC2	$410,746,000	N/A	3	$900.00	$30.00	$930.00
9.000% Senior Notes due 2023 (the “2023 Notes”)(2)	144A: 893830BE8 Reg S: G90073AA8	$1,250,000,000	$200,000,000	4	$995.00	$30.00	$1,025.00

(1)The interest rate for the 2021 Notes has been increased to 8.375% and the interest rate for the 2022 Notes has been increased to 5.800% pursuant to the terms of the Indenture (as defined below).

(2)The 2023 Notes do not have a related Consent Solicitation (as defined below).

(3)No representation is made as to the correctness or accuracy of the CUSIP numbers listed in the Offer to Purchase and Consent Solicitation or the accompanying Letter of Transmittal and Consent or printed on the Notes. They are provided solely for the convenience of holders of the Notes.

(4)Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by Transocean Inc. Excludes Accrued Interest (as defined below) which will be paid on Notes accepted for purchase as described herein.

(5)Includes the Early Tender Premium (as defined below) for Notes validly tendered prior to the Early Tender Date (as defined below) (and not validly withdrawn) and accepted for purchase by Transocean Inc.

Transocean Inc. is offering to purchase up to an aggregate principal amount of Notes that will not result in the aggregate amount that all holders of Notes are entitled to receive in the Tender Offers, excluding Accrued Interest, for Notes that are validly tendered and accepted for purchase by Transocean Inc. (the “Aggregate Purchase Price”) exceeding the Aggregate Maximum Tender Amount. In addition, the aggregate principal amount of the 2023 Notes that may be purchased pursuant to the Tender Offers will not exceed $200,000,000, subject to increase or decrease by Transocean Inc. (the “2023 Tender Cap”).

The Tender Offers and the Consent Solicitations will expire at midnight, New York City time, at the end of the day on January 31, 2019, unless extended by Transocean Inc. (such date and time, as it may be extended, the “Expiration Date”). No tenders of Notes or deliveries of related Consents (as defined below) submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offers and the Consent Solicitations, the consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by Transocean Inc. pursuant to the Tender Offers will be the tender offer consideration for such series of Notes set forth in the table above (with respect to each series of

Notes, the “Tender Offer Consideration”). Holders of Notes that are validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (or Consents revoked) at or prior to 5:00 p.m., New York City time, on January 16, 2019 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase by Transocean Inc. pursuant to the Tender Offers will receive the applicable Tender Offer Consideration for such series, plus the applicable early tender premium for such series of Notes set forth in the table above (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”), subject to the terms and conditions of the Tender Offers and the Consent Solicitations. Holders of Notes validly tendering their Notes (and validly delivering their Consents, if applicable) after the Early Tender Date will not be eligible to receive the Early Tender Premium.

In conjunction with certain of the Tender Offers, Transocean Inc. has also commenced solicitations (each a “Consent Solicitation” and, collectively, the “Consent Solicitations”) of consents (each a “Consent” and, collectively, the “Consents”) from holders of Notes due in 2020, 2021 and 2022 to amend certain provisions (the “Proposed Amendments”) of the indenture, dated as of December 11, 2007 (as supplemented, the “Indenture”), between Transocean Inc. and Wells Fargo Bank, National Association, as trustee. The Proposed Amendments would amend the Indenture with respect to the applicable series of Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions, in each case applicable to such series of Notes.

Holders of Notes subject to the Consent Solicitations may not tender such Notes without delivering their Consents pursuant to the related Consent Solicitation and may not deliver Consents without tendering their Notes pursuant to the related Tender Offer.

All Notes validly tendered and accepted for purchase by Transocean Inc. pursuant to the Tender Offers will receive the applicable consideration set forth in the table above, plus accrued and unpaid interest on such Notes from the last interest payment date with respect to those Notes to, but not including, the applicable Settlement Date (as defined below) (“Accrued Interest”).

Tendered Notes may be validly withdrawn from the Tender Offers, and delivered Consents may be revoked, at or prior to 5:00 p.m., New York time, on January 16, 2019, unless extended by Transocean Inc. (such date and time, as it may be extended, the “Withdrawal Deadline”). Holders who validly tender their Notes (and validly deliver any related Consents) after the Withdrawal Deadline, but prior to the Expiration Date, may not validly withdraw their tendered Notes (or validly revoke their Consents) except for certain limited circumstances where additional withdrawal rights are required by law.

Transocean Inc. reserves the right, but is under no obligation, to increase or decrease the Aggregate Maximum Tender Amount or the 2023 Tender Cap at any time, in each case without extending the Early Tender Date or the Withdrawal Deadline for any Tender Offer or otherwise reinstating withdrawal or revocation rights of holders, subject to applicable law, which could result in Transocean Inc. purchasing a greater or lesser amount of Notes in the Tender Offers. If Transocean Inc. changes the Aggregate Maximum Tender Amount or the 2023 Tender Cap, it does not expect to extend the Withdrawal Deadline, subject to applicable law.

Transocean Inc. reserves the right, but is under no obligation, at any point following the Early Tender Date and before the Expiration Date, subject to the satisfaction or waiver of the conditions to the Tender Offers and the Consent Solicitations, to accept for purchase any Notes validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (or Consents revoked) at or prior to the Early Tender Date (the settlement date of such purchase being the “Early Settlement Date”), subject to the Aggregate Maximum Tender Amount, the 2023 Tender Cap, the Acceptance Priority Levels and proration.

The Early Settlement Date will be determined at Transocean Inc.’s option and is currently expected to occur on January 18, 2019, the second business day after the Early Tender Date, subject to all conditions to the Tender Offers and the Consent Solicitations having been either satisfied or waived by Transocean Inc. On such Early Settlement Date, Transocean Inc. will accept Notes validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (or Consents revoked) at or prior to the Early Tender Date, subject to the Aggregate Maximum Tender Amount, the 2023 Tender Cap, the Acceptance Priority Levels and proration. Transocean Inc. will purchase any remaining Notes that have been validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (or Consents revoked) at or prior to the Expiration Date and that Transocean Inc. chooses to accept for purchase, subject to all conditions to the Tender Offers and the Consent Solicitations having been either satisfied or waived by Transocean Inc., promptly following the Expiration Date (the settlement date of such purchase being the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Aggregate Maximum Tender Amount, the 2023 Tender Cap, the Acceptance Priority Levels and proration. The Final Settlement Date is expected to occur on February 4, 2019, the second business day following the Expiration Date.

Subject to the Aggregate Maximum Tender Amount, the 2023 Tender Cap and proration, the Notes accepted on any Settlement Date will be accepted in accordance with their Acceptance Priority Levels set forth in the table above, with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level. All Notes tendered at or before the Early Tender Date will be accepted for purchase in priority to Notes tendered after the Early Tender Date, even if such Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Date.

Acceptance for tenders of any Notes may be subject to proration if the aggregate principal amount for any series of Notes validly tendered and not validly withdrawn would result in an Aggregate Purchase Price that exceeds the Aggregate Maximum Tender Amount. Acceptance for tenders of 2023 Notes may be subject to proration if the aggregate principal amount of 2023 Notes validly tendered and not validly withdrawn would exceed the 2023 Tender Cap. In the event of any proration of a series of Notes, if there is a Consent Solicitation with respect to such series of Notes, the Consents delivered with respect to such series of Notes shall be null and void and the Requisite Consent (as defined below) will be deemed not to have been obtained with respect to such series of Notes. If the aggregate principal amount of Notes validly tendered at or before the Early Tender Date results in an Aggregate Purchase Price that equals or exceeds the Aggregate Maximum Tender Amount, Transocean Inc. will not accept for purchase any Notes tendered after the Early Tender Date, and if the aggregate principal amount of 2023 Notes validly tendered at or before the Early Tender Date equals or exceeds the 2023 Tender Cap, Transocean Inc. will not accept for purchase any 2023 Notes tendered after the Early Tender Date, unless the Aggregate Maximum Tender Amount or the 2023 Tender Cap is increased, as applicable.

None of the Tender Offers is conditioned upon the tender of a minimum amount of Notes of any series being tendered, the consummation of any other Tender Offer in respect of any other series of Notes or obtaining any Requisite Consent. The adoption of the Proposed Amendments with respect to the applicable series of Notes is not conditioned upon the consummation of any other Consent Solicitation or adoption of the Proposed Amendments in respect of any other series of Notes or obtaining any Requisite Consent with respect to any other series of Notes. However, the Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent.

Transocean Inc. intends to execute a supplement to the Indenture (the “Supplemental Indenture”) with Wells Fargo Bank, National Association with respect to the Proposed Amendments applicable to a series of Notes if the requisite consents to effect such Proposed Amendments (the “Requisite Consents”) are received and not revoked or nullified with respect to such series of Notes, as described in the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent. Assuming that the Requisite Consents applicable to a series of Notes are received and not revoked or nullified, it is expected that the Supplemental Indenture will be entered into promptly following the later of the receipt of such Requisite Consents and the Withdrawal Deadline with respect to such series of Notes. The Supplemental Indenture will effect the Proposed Amendments only with respect to such series of Notes for which the applicable Requisite Consents were received and not revoked or nullified.

The Supplemental Indenture will become effective upon execution but will provide that the Proposed Amendments applicable to a series of Notes will not become operative unless Transocean Inc. accepts the applicable Notes satisfying the Requisite Consent with respect to such series of Notes required for purchase in the applicable Tender Offer. The Proposed Amendments constitute a single proposal with respect to each applicable series of Notes, and a consenting holder of Notes must deliver a Consent to the Proposed Amendments with respect to such series of Notes as an entirety and may not consent selectively with respect to certain of the Proposed Amendments applicable to a series of Notes.

Transocean Inc. may amend, extend or, subject to certain conditions and applicable law, terminate each Tender Offer or Consent Solicitation at any time in its sole discretion.

Full details of the terms and conditions of the Tender Offers and the Consent Solicitations are described in the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent, which are being sent by Transocean Inc. to holders of the Notes. Holders of the Notes are encouraged to read these documents, as they contain important information regarding the Tender Offers and the Consent Solicitations.

Transocean Inc. has retained Wells Fargo Securities, LLC and Credit Agricole Securities (USA) Inc. to act as the dealer managers for the Tender Offers and the solicitation agents for the Consent Solicitations. Questions or requests for assistance regarding the terms of the Tender Offers and the Consent Solicitations should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4756 (collect), or Credit Agricole Securities (USA) Inc. at (866) 807-6030 (toll-free) or (212) 261-7802 (collect). Requests for the Offer to Purchase and Consent Solicitation and other documents relating to the Tender Offers and the Consent Solicitations may be directed to D.F. King & Co., Inc., the tender agent and information agent for the Tender Offers, at (212) 269-5550 (for banks and brokers only) or (800) 967-5074 (toll-free) (for all others) or transocean@dfking.com.

None of Transocean Ltd., Transocean Inc., any of their respective subsidiaries, their respective boards of directors or directors, the dealer managers, the solicitation agents, the tender agent and information agent or the trustee with respect to the Notes or any of Transocean Ltd.’s, Transocean Inc.’s or any of their subsidiaries’ respective affiliates, or such respective affiliates, is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers or deliver any Consents pursuant to the Consent Solicitations and no one has been authorized by any of them to make such a recommendation.

The Tender Offers and the Consent Solicitations are only being made pursuant to, and the information in this press release is qualified by reference to, the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the

Tender Offers and the Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of Transocean Inc. by the dealer managers and solicitation agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 50 mobile offshore drilling units consisting of 32 ultra-deepwater floaters, 14 harsh environment floaters, and four midwater floaters. In addition, Transocean is constructing four ultra-deepwater drillships; and one harsh environment semisubmersible in which the company has a 33.0% interest.

Forward-Looking Statements

This news release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include: statements regarding the terms and timing for completion of the Tender Offers and the Consent Solicitations, including the acceptance for purchase of any Notes validly tendered and the expected Early Tender Date, Expiration Date and Settlement Dates thereof; the potential increase to the Aggregate Maximum Tender Amount; the potential increase to the Tender Cap; and the satisfaction or waiver of certain conditions of the Tender Offers or the Consent Solicitations.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Transocean to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets, investor response to Transocean Inc.’s Tender Offers and Consent Solicitations, and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, Transocean undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647